Exhibit 10.3

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this "Agreement") dated as of this [__] day of March 2017 by and among BIOPTIX, INC., a Colorado corporation (the "Company"), having an address at 1775 38th Street, Boulder, CO 80301, [__] (the "Lead Investor") and SIGNATURE BANK (the "Escrow Agent"), a New York State chartered bank, having an office at 950 Third Avenue, 9th Floor.  New York, NY 10022.  All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated March ____, 2017 as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the "Purchase Agreement").
W I T N E S S E T H:
WHEREAS, pursuant to the terms of the Purchase Agreement the Company desires to sell (the "Offering") a minimum of $2,000,000 (the "Minimum Amount") and a maximum of $2,250,000  (the "Maximum Amount") of units of its securities (the "Units").  Each Unit is being sold at a price of $2.50 per Unit. Each Unit consists of one (1) share of the Company's common stock, no par value per share (the "Common Stock") and one (1) warrant to purchase one share of Common Stock; and
WHEREAS, the Offering shall terminate on May 31, 2017 (the "Termination Date").  Unless the Minimum Amount has been raised by the Termination Date, all funds shall be returned to the subscribers in the Offering; and
WHEREAS, the Company and Lead Investor desire to establish an escrow account with the Escrow Agent into which the Company shall instruct subscribers (the "Subscribers") to deposit checks and other instruments for the payment of money made payable to the order of "Signature Bank as Escrow Agent for Bioptix, Inc.," and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and
WHEREAS, the Company represents and warrants to the Escrow Agent that it will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Company represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent's duties will include anything other than those duties stated in this Agreement; and
WHEREAS, the Company warrants to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent's name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:
1.           Delivery of Escrow Funds.
(a)    The Company shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of "Signature Bank, as Escrow Agent for Bioptix, Inc." or wire transfer to Signature Bank, 950 Third Avenue, 9th Floor, New York, NY 10022, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Bioptix, Inc., Account No. [_____], in each case, with the name and address of the individual or entity making payment.  In the event any Subscriber's address is not provided to Escrow Agent by the Subscriber, then the Company agrees to promptly provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non interest-bearing account at Signature Bank entitled "Bioptix, Inc., Signature Bank as Escrow Agent" (the "Escrow Account").
(b)   The collected funds deposited into the Escrow Account are referred to as the "Escrow Funds."
(c)   The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.  If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company and Lead Investor promptly thereof.
2.             Release of Escrow Funds.  The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:
(a)   In the event that the Company and Lead Investor advise the Escrow Agent in writing that the Offering has been terminated (the "Termination Notice"), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset.
(b)   Intentionally Omitted.
(c)   Provided that the Escrow Agent does not receive the Termination Notice in accordance with Section 2(a) and the Minimum Amount has been deposited into the Escrow Account on or prior to the Termination Date, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and Lead Investor, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to the payment of offering expenses and the payment of the balance to the Company (each, a "Closing"). Such payment or payments shall be made by wire transfer within one (1) Business Day of receipt of such written instructions, which must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Business Day for the Escrow Agent to process such instructions that Business Day. The Company and the Lead Investor further agree that there will be a limit of four (4) Closings under this Agreement, with each Closing limited to four (4) wires. Any additional wires or Closing may be subject to additional fees.  The Escrow Funds shall be released in accordance with the following parameters:

(i) One Million Dollars ($1,000,000) shall be released on or before the Termination Date (the "Initial Escrow Release"), in accordance with the written instructions of the Company and the Lead Investor; and
(ii) The balance of the Escrow Funds (the "Final Escrow Release") shall be released on or before November 30, 2019 (the "Final Escrow Release Date"), in accordance with the written instructions of the Company and the Lead Investor.
 (d)   If by 3:00 P.M. Eastern time on the Termination Date, the Escrow Agent has not received written instructions from the Company and Lead Investor regarding the disbursement of the Initial Escrow Release or the total amount of the Escrow Funds is less than the Minimum Amount, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset. If by 3:00 P.M. Eastern time on the Final Escrow Release Date, the Escrow Agent has not received instructions from the Company and Lead Investor regarding the disbursement of the Final Escrow Release, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset. The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.
(e)   The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. Should any party to this Agreement be a non-U.S. entity, the Escrow Agent may require up to an additional five (5) Business Days to open the Escrow Account.
(f)   If the Termination Date, or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately preceding that date. A Business Day is any day other than a Saturday, Sunday or a Bank holiday.
3.            Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:
(a)   The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Lead Investor or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Lead Investor are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Lead Investor may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.
(b)    The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)    The Company agrees to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney's fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent's gross negligence or willful misconduct
(d)    In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.
(e)    The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.
4. Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and the Lead Investor a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent's regular practices for providing account statements to its non-escrow clients and to also provide the Company and Lead Investor, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The Company and Lead Investor agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose.  The Company and Lead Investor each consent to the Escrow Agent's release of such Account information to any of the individuals designated by Company or Lead Investor, which designation has been signed in accordance with paragraph 3(a) by any of the persons in Schedule II.  Further, the Company and Lead Investor have an option to receive e-mail notification of incoming and outgoing wire transfers.  If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and Lead Investor agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service.  The Company and Lead Investor each consent to the Escrow Agent's release of wire transfer information to the designated e-mail address(es).  The Escrow Agent's liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving thirty (30) days' prior written notice of such resignation to Lead Investor and the Company.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by Lead Investor and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.
6. Termination.  The Company and Lead Investor may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice.  In the event of such termination, the Company and Lead Investor shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Lead Investor, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Lead Investor fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.
7. Investment.  All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Signature Bank.
8. Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney's fees.  Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The Escrow Agent shall be entitled to a fee of $1,000 in the event the Agreement is amended for any reason in accordance with Section 10(d).

9. Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:
If to Lead Investor:
[__]
 Fax: _____________________

If to the Company:
Bioptix, Inc.
1775 38th Street
Boulder, CO 80301
Attention:
Fax: _____________________

If to Escrow Agent:
Signature Bank
950 Third Avenue, 9th Floor
New York, NY 10022
Attention: John D. Gonzalez, Group Director & Senior Vice President
Fax: 646-822-1520
10. General.
(a)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)    This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.
(c)    All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)    This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.
(e)    If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.
(f)    This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.
11. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.
12. No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.
BIOPTIX, INC.			[__]
By:		By:
	Name:		Name:
	Title:		Title:
SIGNATURE BANK
By:
Name:
Title:

By:
Name:
Title:

Schedule I

OFFERING DOCUMENTS

Schedule II
The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Lead Investor.

BIOPTIX, INC.
Name		True Signature

[__]

Name	True Signature

 Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date:

Signature Bank
950 Third Avenue, 9th Floor
New York, NY 1002
Attention: John D. Gonzalez

Dear [Mr. Gonzalez]:

In accordance with the terms of Section 2(c) of an Escrow Deposit Agreement dated as of February [__], 2017 (the "Escrow Agreement"), by and between Bioptix, Inc. (the "Company"), Signature Bank (the "Escrow Agent") and [________] (the "Lead Investor"), the Company and Lead Investor hereby notify the Escrow Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

$

$

Very truly yours,

BIOPTIX, INC.

By:_____________
Name:__________
Title:____________

[________]

By:_____________
Name:__________
Title:____________

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